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                        [LETTERHEAD OF BARRY B. FEINER]






May 13, 1998


Regent Group, Inc.
477 Madison Avenue
New York, New York 10022

Att:     Marvin E. Greenfield

Re:      Form S-8 Registration Statement

Gentlemen:

You have requested that I express my opinion in connection with the offering (the "Offering") of 280,000 shares of common stock, $0.06 2/3 par value (the "Shares"), of Regent Group, Inc., a Delaware corporation (the "Company") being registered on behalf of the Company as described in the Registration Statement on Form S-8 is to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and as subsequently amended from time to time (collectively, the "Registration Statement").

In connection with the foregoing, I have examined copies of the Registration Statement and Exhibits thereto. I have conferred with officers and/or directors of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as I have deemed relevant and necessary under the circumstances as the basis of the opinion expressed herein. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the accuracy and completeness of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which I did not independently establish or verify, I have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

Based upon and subject to the foregoing and such other matters of fact and questions of law as I have deemed relevant in the circumstances, and in reliance thereon, it is my opinion that, when and if (a) the Registration Statement shall be declared effective by the Securities and Exchange Commission, as the same may be hereinafter amended; and (b) the Shares to be sold for the account of the Company shall have been sold as contemplated in the Registration Statement, then all of the Shares, upon execution and delivery of proper certificates therefor, will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

I hereby consent to the use of my name in the Registration Statement and inclusion of this opinion as an exhibit to the Registration Statement.
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REGENT GROUP, INC.
MAY 13, 1998
PAGE 2


I am admitted to the practice of law only in the State of New York. The opinions set forth herein are based upon the laws of the State of New York, the corporate law of the State of Delaware and the federal laws of the United States.

This opinion is limited to the matters set forth herein, and may not be relied upon in any matter by any person or used for any purpose other than in connection with the corporate authority for the issuance of the Shares pursuant to and as contemplated by the Registration Statement.

Very truly yours,

s/ Barry Feiner

Barry Feiner